Exhibit 99.1
SOURCE: PetSmart
March 4, 2009 04:02 ET
PetSmart Reports Results for the Fourth Quarter and Fiscal 2008
Fourth Quarter Earnings of $0.62 per Share; Comp Sales Growth of 3.0 Percent for the Fourth Quarter and 3.8 Percent for the Fiscal Year
PHOENIX, AZ — (Marketwire — March 4, 2009) — PetSmart, Inc. (NASDAQ: PETM) today reported net income of $78.4 million, or $0.62 per share, for the fourth quarter of 2008. That compares with net income of $75.4 million, or $0.59 per share, for the fourth quarter of 2007, which included a 14th week as fiscal 2007 was a 53-week year. For all of fiscal 2008, the company reported net income of $192.7 million, or $1.52 per share.
Net sales for the 13-week fourth quarter of 2008 increased 2.3 percent to $1.36 billion, compared to the 14-week fourth quarter of 2007. The impact of the 14th week on net sales was approximately $90 million, including $8 million in pet services sales. Comparable store sales — or sales in stores open at least a year — grew 3.0 percent in the fourth quarter. During the fourth quarter, pet services sales were $130.7 million, up 6.9 percent from the 14-week fourth quarter of last year.
“Despite the macro economic pressures, I am proud to announce that PetSmart was still able to deliver on both sales and earnings per share growth for the quarter,” said Phil Francis, Chairman and Chief Executive Officer. “We are very fortunate here at PetSmart. We are a leader in an industry that services a strong emotional bond between pet parents and their loved ones. Our associates understand that bond and take pride in supporting it.”
PetSmart generated $5.07 billion in net sales in the 52-week fiscal 2008, up from $4.67 billion in net sales for the 53-week fiscal 2007. Comparable store sales grew 3.8 percent in 2008. For the 52-week fiscal 2008, pet services sales were $526.7 million, or a 15.8 percent growth over the 53-week fiscal 2007.

Guidance
“We continue to remain cautious about the economic climate. For the year, we anticipate low single-digit sales comps, total sales growth in the mid to high single digits, services growth in the mid to high single digits and earnings per share of $1.40 to $1.50,” said Chip Molloy, Senior Vice President and Chief Financial Officer. “We believe we have the combination of a strong balance sheet and a business model that generates significant cash flow. This should allow us to manage through a challenging economic environment and gain strength along the way.”
PetSmart increased cash and cash equivalents to $126 million and had zero borrowings on its credit facility at the end of the fiscal year. During the year, the company purchased 2.3 million PetSmart shares for $50 million and distributed $15 million in dividend payments.
2008 Highlights
•	Opened 112 new stores and closed 8 stores

•	Opened 45 new PetsHotels

•	Cash and cash equivalents of $126 million and zero outstanding borrowing on our credit facility

•	Purchased 2.3 million shares

•	Paid quarterly dividends of $0.03 per share
2009 Annual Guidance
•	Total sales growth: Mid-to-high-single digits

•	Comparable store sales growth: Low-single digits

•	Services sales growth: Mid-to-high-single digits

•	Net interest expense: Approximately $60 million for the fiscal year

•	Income tax rate: 38.5 percent to 39 percent

•	Earnings per share: $1.40 to $1.50 per share

•	Capital expenditures: Between $115 million to $125 million

•	Net new store growth: 40 to 42

•	PetsHotel growth: 20
Conference call information
PetSmart management has scheduled a teleconference for 4:30 p.m. (EST) today to discuss results for the fourth quarter and fiscal year 2008 as well as the current outlook for 2009. This teleconference will be webcast live for all investors at www.petm.com or www.streetevents.com. The webcast will be available until the company announces results for the first quarter of 2009. In addition, you can listen to the call live by dialing 866-835-8845 (within the United States and Canada) or 703-639-1408 (for international callers), code 1325708. A phone replay will be available through March 20, 2009, 11:59 p.m. EDT., at 888-266-2081 in the United States and Canada, or at 703-925-2533 for international callers, code 1325708.

About PetSmart
PetSmart, Inc. is the largest specialty pet retailer of services and solutions for the lifetime needs of pets. The company operates more than 1,112 pet stores in the United States and Canada, 142 in-store PetSmart PetsHotels® cat and dog boarding facilities, and is a leading online provider of pet supplies and pet care information (www.petsmart.com). PetSmart provides a broad range of competitively priced pet food and pet products; and offers complete pet training, pet grooming, pet boarding, doggie day camp and pet adoption services. Since 1994, PetSmart Charities®, Inc., an independent 501(c)(3) non-profit animal welfare organization, has funded more than $87 million in grants and programs benefiting animal welfare organizations and, through its in-store pet adoption programs, has helped save the lives of more than 3.5 million pets.
Forward-looking statements
This news release contains forward-looking statements concerning our expectations for future performance, including the statements comprising our 2009 guidance. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in general economic conditions; conditions affecting customer transactions and average ticket including, but not limited to, weather conditions or other seasonal events; our ability to compete effectively; disruption of our supply chain; our ability to effectively manage our growth and operations; changes in our cost structure; and changes in the legal or regulatory environment. Undue reliance should not be placed on such forward-looking statements as they speak only as of the date hereof, and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. For additional information on these and other factors that arise when investing in PetSmart, please see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K.
CONTACT:
PetSmart Investor Relations
(623) 587-2025

PetSmart, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands, except par value)
Unaudited

	February 1,	February 3,
	2009	2008

Assets
Cash and cash equivalents	$126,314	$58,322
Receivables, net	48,609	49,341
Merchandise inventories	584,011	501,212
Deferred income taxes	28,223	28,644
Prepaid expenses and other current assets	87,677	73,231

Total current assets	874,834	710,750

Property and equipment, net	1,302,245	1,230,770
Equity investment in affiliate	25,938	23,346
Deferred income taxes	93,128	126,665
Goodwill	38,645	44,333
Intangible assets, net	993	1,457
Other noncurrent assets	21,870	29,936

Total assets	$2,357,653	$2,167,257

Liabilities and Stockholders’ Equity
Accounts payable and bank overdraft	$194,630	$172,352
Accrued payroll bonus and employee benefits	88,337	84,727
Accrued occupancy expenses and deferred rents	55,642	46,955
Short-term debt	—	30,000
Current maturities of capital lease obligations	32,233	24,982
Other current liabilities	107,315	137,330

Total current liabilities	478,157	496,346

Capital lease obligations	553,760	508,765
Deferred rents	92,155	88,954
Other noncurrent liabilities	89,445	86,595

Total liabilities	1,213,517	1,180,660

Stockholders’ Equity:
Preferred stock; $.0001 par value	—	—
Common stock; $.0001 par value	16	16
Additional paid-in capital	1,117,557	1,079,190
Retained earnings	936,100	758,674
Accumulated other comprehensive income	(2,714)	5,585
Treasury stock	(906,823)	(856,868)

Total stockholders’ equity	1,144,136	986,597

Total liabilities and stockholders’ equity	$2,357,653	$2,167,257

PetSmart, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share and store data)
(Unaudited)

	Thirteen Weeks Ended		Fourteen Weeks Ended		Fifty-Two Weeks Ended		Fifty-Three Weeks Ended
	February 1, 2009	% of Sales	February 3, 2008	% of Sales	February 1, 2009	% of Sales	February 3, 2008	% of Sales

Merchandise sales	$1,228,542	90.4%	$1,206,183	90.8%	$4,538,563	89.6%	$4,217,716	90.3%
Services sales	130,728	9.6%	122,251	9.2%	526,730	10.4%	454,940	9.7%

Net sales	1,359,270	100.0%	1,328,434	100.0%	5,065,293	100.0%	4,672,656	100.0%

Cost of merchandise sales	849,040	62.5%	813,973	61.3%	3,184,819	62.9%	2,901,415	62.1%
Cost of services sales	95,267	7.0%	93,971	7.1%	385,041	7.6%	334,420	7.2%

Total cost of sales	944,307	69.5%	907,944	68.3%	3,569,860	70.5%	3,235,835	69.3%

Gross profit	414,963	30.5%	420,490	31.7%	1,495,433	29.5%	1,436,821	30.7%

Operating, general and administrative expenses	272,902	20.1%	289,907	21.8%	1,125,579	22.2%	1,085,308	23.2%

Operating income	142,061	10.5%	130,583	9.8%	369,854	7.3%	351,513	7.5%

Gain on sale of investment	—	0.0%	—	0.0%	—	0.0%	95,363	2.0%
Interest income	192	0.0%	316	0.0%	579	0.0%	6,813	0.1%
Interest expense	(15,227)	-1.1%	(14,696)	-1.1%	(59,336)	-1.2%	(51,496)	-1.1%
Income before income tax expense and equity in income from investee	127,026	9.3%	116,203	8.7%	311,097	6.1%	402,193	8.6%

Income tax expense	(48,334)	-3.6%	(40,881)	-3.1%	(121,019)	-2.4%	(145,180)	-3.1%
Equity in income from investee	(304)	0.0%	78	0.0%	2,592	0.1%	1,671	0.0%

Net income	$78,388	5.8%	$75,400	5.7%	$192,670	3.8%	$258,684	5.5%

Earnings per common share:
Basic	$0.63		$0.60		$1.55		$1.99

Diluted	$0.62		$0.59		$1.52		$1.95

Weighted average shares outstanding:
Basic	124,444		126,134		124,342		129,851
Diluted	126,783		128,867		126,751		132,954

Stores open at beginning of each period	1,107		992		1,008		908
Stores opened during each period	8		21		112		115
Stores closed during each period	(3)		(5)		(8)		(15)
Stores open at end of each period	1,112		1,008		1,112		1,008